Exhibit 10.33

IFF 20[    ] EQUITY CHOICE PROGRAM

2010 Stock Award and Incentive Plan, as amended (the “Plan”)

Stock-Settled Appreciation Rights Agreement

This Stock-Settled Appreciation Rights Agreement (the “Agreement”), which includes the IFF 20[    ] Equity Choice Confirmation Statement (the “Confirmation Statement”), the Terms and Conditions of Stock-Settled Appreciation Rights (the “Terms and Conditions”) and the Addendum to the Terms and Conditions of the Stock-Settled Appreciation Rights (the “Addendum”), confirms the grant on the Grant Date by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Company”), to you (the “Employee”) of the number of stock-settled appreciation rights (the “SSARs”) covering shares of the Company’s Common Stock (“Shares”), pursuant to Section 6(c) of the Plan, as set forth in the row labeled “Stock-Settled Appreciation Rights (SSARs)” under the column labeled “Total Shares/Units/Rights Awarded” on the Confirmation Statement. Employee is being granted the SSARs as a consequence of Employee’s commercial relationship with the Company and the Company’s subsidiary or affiliate that employs Employee (“Employer”). The “Total SSARs” and “Grant Date” are set forth in the Confirmation Statement.

Base Price (akin to exercise price):	Share Price on Grant Date, as set forth on the Confirmation Statement, being the fair market value thereof on the Grant Date.

SSARs vest and become exercisable:	As to 100% of the Shares covered by the SSARs on [ ], 20[ ], except that different vesting and exercisability provisions may apply upon the occurrence of certain events specified in Section 5 or 6 hereof.

Expiration Date:	The seventh anniversary of the Grant Date (at the close of business) (the “Stated Expiration Date”) or, in the event Employee’s employment by the Company or its subsidiaries earlier terminates, then at the date the SSARs expire or cease to be exercisable as provided under Section 5 hereof, or, in the event of a Change in Control, as provided in Section 6 hereof.

Payment to Employee Upon Exercise:

Upon exercise of SSARs, Employee shall be entitled to receive payment in Shares determined by the following formula:

Shares = ((FMV – Base Price) * SSARs Exercised) / FMV

Where: “Shares” is the number of Shares to be delivered

“FMV” is the Fair Market Value of a Share at the exercise date

“Base Price” is as set forth above

“SSARs Exercised” is the number of Shares covered by the SSARs then being exercised

“*” means “multiplied by”

“/” means “divided by”

Other Exercise Conditions	SSARs may only be exercised at a date that the Fair Market Value of a Share exceeds the Base Price, and only if the SSARs are otherwise exercisable at such date. If, on the date the SSARs expire or terminate, both conditions in the preceding sentence have been met, the SSARs shall be automatically exercised.

The SSARs are subject to the terms and conditions of the Plan and the Agreement, including these Terms and Conditions attached hereto. The number and kind of shares purchasable and the Base Price are subject to adjustment in accordance with Section 11(c) of the Plan.

Employee acknowledges and agrees that (i) the SSARs are nontransferable, except as provided in Section 4 hereof and Section 11(b) of the Plan, (ii) the SSARs, and certain amounts of income realized upon exercise of the SSARs, are subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, and financial reporting as set forth in Section 7 hereof and Section 10 of the Plan, (iii) the SSARs are subject to forfeiture in the event of Employee’s termination of employment in certain circumstances, as provided in Section 10 of the Plan and Section 5 hereof, (iv) sales of Shares will be subject to the Company’s policies regulating securities trading by employees and the securities laws of the United States, and (v) a copy of the Plan and related prospectus have previously been delivered to Employee, are being delivered to Employee or are available as specified in Section 1 hereof. In addition, and without limiting the foregoing, Employee consents, acknowledges and agrees that, as a condition to the grant of SSARs hereunder, Section 10(d) of the Plan, which relates to forfeitures of Awards (as defined in the Plan) in the event of financial reporting misconduct, will apply to the SSARs granted hereunder as well as to any other Awards that may have been granted to Employee prior to the Grant Date set forth above. The grant of SSARs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of SSARs or stock options or benefits in lieu of SSARs or stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the form of award, the number of Shares covered by the award and vesting provisions.

BY ELECTRONICALLY ACCEPTING THE AWARD, EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT. EMPLOYEE HAS REVIEWED THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT. EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR EMPLOYEE’S COUNTRY OF EMPLOYMENT. EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT.

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INTERNATIONAL FLAVORS & FRAGRANCES INC.

2010 Stock Award and Incentive Plan

TERMS AND CONDITIONS OF STOCK-SETTLED APPRECIATION RIGHTS

The following Terms and Conditions apply to the SSARs granted to Employee by INTERNATIONAL FLAVORS & FRAGRANCES INC. (the “Company”), as specified in the Stock-Settled Appreciation Rights Agreement (of which these Terms and Conditions are a part of). Employee is being granted the SSARs as a consequence of Employee’s commercial relationship with the Company and the Company’s subsidiary or affiliate that employs Employee (“Employer”). Certain specific terms of the SSARs, including the number of shares purchasable, vesting date(s), expiration date, and the Base Price, are set forth on the preceding pages or on the Confirmation Statement.

1. General. The award of SSARs is granted to Employee under the Company’s 2010 Stock Award and Incentive Plan (the “Plan”), a copy of which is available for review, along with other documents constituting the “prospectus” for the Plan, on the Company’s intranet site at One IFF/Corporate/Law Department. All of the terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in these Terms and Conditions but not defined herein (or in the preceding pages) shall have the same meanings as defined in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the SSARs, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), rules and regulations under the Plan adopted from time to time, and decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no amendment or other change to the Plan or a current rule, regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to the SSARs without Employee’s consent.

2. Right to Exercise SSARs. Subject to all applicable laws, rules, regulations and the terms of the Plan and these Terms and Conditions (including Section 5 below), Employee may exercise the SSARs if and to the extent the SSARs have become vested and exercisable but not after the Stated Expiration Date of the SSARs.

3. Method of Exercise. To exercise the SSARs, unless otherwise permitted by the Company, Employee must give written notice to the Company or its agent, which notice shall specifically refer to these Terms and Conditions, state the number of Shares as to which the SSARs are being exercised, the name in which he or she wishes the Shares to be issued, and be signed by Employee. Once Employee gives a valid notice of exercise, such notice may not be revoked. When Employee exercises the SSARs, or part thereof, the Company will transfer Shares (or make a certificate-less credit) to Employee’s brokerage account at a designated securities brokerage firm or otherwise deliver Shares to Employee. No Employee or Beneficiary shall have at any time any rights with respect to shares covered by these Terms and Conditions prior to issuance of certificates (or certificate-less credit) therefor following exercise of the SSARs as provided above. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issue of such stock certificates (or credit). If any fractional Share would be deliverable upon exercise, after taking into account withholding for mandatory taxes in accordance with Section 9(a), the Company will pay cash in lieu of delivery of such fractional Share or will use such cash to apply towards withholding for taxes.

4. Transferability. Except to the extent permitted under and subject to the conditions of Section 11(b) of the Plan, the SSARs may not be assigned or transferred in any way by the Employee, except at the Employee’s death, by his or her will or pursuant to the applicable laws of descent and distribution or to his or her designated Beneficiary, and in the event of his or her death the SSARs shall be exercisable as provided in Section 5 hereof. If Employee shall attempt to make such prohibited assignment or transfer, the unexercised portion of the SSARs shall be null and void and the Company shall have no further liability hereunder.

5. Termination Provisions. The following provisions will govern the vesting, exercisability and expiration of the SSARs in the event of Employee’s Termination of Employment (as defined below); provided that the Committee retains its powers to accelerate vesting or modify these terms subject to the consent of Employee in the case of a modification materially adverse to Employee:

(a) Exercise While Employed; Resignation by the Employee and Termination by the Employer for Cause. Except as provided in this Section 5, Employee shall have the right to exercise the SSARs only so long as he or she remains in the employ of the Company, Employer or a subsidiary of the Company, including a subsidiary which becomes such after the date of these Terms and Conditions. Accordingly, in the event of Employee’s Termination of Employment due to his or her voluntarily resignation (other than a Normal or Early Retirement governed by clause (b) or (c) below) or Termination of Employment by the Employer for Cause (as defined below), all unvested SSARs will be immediately forfeited, and all vested SSARs (i) will cease to be exercisable and will terminate on the date three months after Termination of Employment due to such Resignation by the Employee (but in no event after the Stated Expiration Date) and (ii) will cease to be exercisable and will terminate immediately in the case of a Termination by the Employer for Cause.

(b) Disability or Normal Retirement. In the event of Employee’s Termination of Employment due to Disability (as defined below) or Normal Retirement (as defined below), the following rules will apply:

•

Employee’s unvested SSARs will not be forfeited, but will remain outstanding and will become exercisable at the applicable date under these Terms and Conditions as though Employee had not had such a Termination of Employment; provided that, in the case of Termination of Employment due to Disability or Normal Retirement, Employee shall forfeit the unvested SSARs if before the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan. Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(d) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable post-Termination period.

•

Unless forfeited, Employee’s SSARs shall remain outstanding and exercisable until the Stated Expiration Date, at which date the SSARs will cease to be exercisable and will terminate, except as otherwise provided herein.

(c) Termination by the Employer Not for Cause or Early Retirement. In the event of Employee’s Termination of Employment by the Employer not for Cause or Employee’s Early Retirement, the following rules apply:

•

A pro rata portion of Employee’s then unvested SSARs will not be forfeited, but will remain outstanding and will become exercisable at the applicable date under these Terms and Conditions as though Employee had not had such a Termination of Employment. This pro rata portion will be determined by multiplying the number of such unvested SSARs by a fraction the numerator of which is the number of days from the Grant Date to the date of Employee’s Termination of Employment and the denominator of which is 1,066; provided that Employee shall forfeit the unvested SSARs if before the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan. Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(d) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable post-Termination period.

•	Employee’s SSARs that had not become vested before such Termination of Employment and are not included in the pro rata portion subject to continued vesting will be immediately forfeited.

•

Employee’s SSARs that were vested at the time of such Termination of Employment and those that thereafter become vested under this Section 5(c) shall remain outstanding and exercisable until the Stated Expiration Date, at which date the SSARs will cease to be exercisable and will terminate.

(d) Death. In the event of Employee’s Termination of Employment due to death or death of Employee following Termination but prior to vesting of SSARs not otherwise forfeited hereunder, Employee’s unvested SSARs will not be forfeited but will become immediately vested and exercisable, and all vested SSARs shall remain outstanding and exercisable until the Stated Expiration Date, at which date the SSARs will cease to be exercisable and will terminate, except as otherwise provided herein. Any SSARs exercisable under this Section 5(d) following Employee’s death may be exercised by Employee’s legal representative, distributee, legatee or designated Beneficiary, as the case may be.

(e) Certain Definitions. The following definitions apply for purposes of this Agreement:

(i) “Cause” has the meaning as defined in the Company’s Executive Separation Policy or any successor policy thereto, as in effect at the time of Employee’s Termination of Employment.

(ii) “Disability” means a disability entitling Employee to long-term disability benefits under the Company’s or the Employer’s long-term disability policy as in effect at the date of Employee’s Termination of Employment, upon written evidence of such permanent disability from a medical doctor in a form satisfactory to the Company or the Employer.

(iii) “Early Retirement” means Termination of Employment by either the Employer or Employee after Employee has attained age 55 and before he or she has attained age 62 if at the time of Termination Employee has ten or more years in the employ of the Employer or the Company and its subsidiaries.

(iv) “Normal Retirement” means Termination of Employment by either the Employer or Employee after Employee has attained age 62.

(v) “Termination of Employment” means the event by which Employee ceases to be employed by the Employer, the Company, or another subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If Employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Employer, the Company, or another subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence. Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, any Termination of Employment shall be effective as of the date the Employee’s active employment ends and shall not be extended by any statutory or common law notice period.

6. Change in Control Provisions. The provisions of Section 9(a)(ii) of the Plan shall apply to the SSARs, and, if Employee is a participant under the Executive Separation Policy, the terms of that Policy shall also apply to the SSARs. If this Section 6 would apply in the case of a Termination of Employment otherwise governed by Section 5(a), (b) or (c) above, the provisions of this Section 6 shall govern.

7. Forfeiture Provisions. Employee agrees that, by signing these Terms and Conditions and accepting the grant of the SSARs, the forfeiture conditions set forth in Section 5(b) hereof and in Section 10 of the Plan shall apply to the SSARs and to income realized upon the exercise of the SSARs (in addition to the requirements of Section 5(b) and (c) applicable during any period of continued vesting following Termination of Employment).

8. Employee Representations and Warranties, Consents and Acknowledgements.

(a) As a condition to the exercise of the SSARs, the Company or the Employer may require Employee to make any representation or warranty to the Company or the Employer as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 5(b) hereof and Section 10 of the Plan.

(b) By signing these Terms and Conditions, Employee voluntarily acknowledges and consents to the collection, use processing and transfer of personal data as described in this clause (b). Employee is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect Employee’s ability to participate in the Plan. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all options and SSARs or any other entitlement to Shares of stock awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any Shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Employee’s ability to participate in the Plan.

(c) Employee’s participation in the Plan is voluntary. The value of the SSARs is an extraordinary item of compensation. As such, the SSARs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(d) EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, THE PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 9(j) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 9(j) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

9. Miscellaneous.

(a) Mandatory Tax Withholding. Regardless of any action the Company and the Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by Employee is and remains Employee’s responsibility, and that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SSARs, including the grant of the SSARs, the vesting of the SSARs, the subsequent sale of any Shares acquired pursuant to the SSARs and the receipt of any dividends or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of the SSARs to reduce or eliminate Employee’s liability for Tax-Related Items. Unless otherwise determined by the Committee, at the time of exercise the Company will withhold from any shares deliverable upon exercise, in accordance with Section 11(d) of the Plan, the number of shares having a value as nearly as possible equal to the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities (share withholding will be rounded to whole Shares in accordance with applicable accounting rules). Alternatively, the Company or the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from Employee’s salary/wages or other amounts payable to Employee, with no withholding in Shares. In the event the withholding requirements are not satisfied through the withholding of Shares or through the Employee’s salary/wages or other amounts payable to the Employee, no shares will be issued upon vesting of the SSARs unless and until satisfactory arrangements (as determined by the Company) have been made by Employee with respect to the payment of any Tax-Related Items which the Company and/or the Employer determines, in its sole discretion, must be withheld or collected with respect to such SSARs. By accepting this grant of SSARs, Employee expressly consents to the withholding of Shares and/or cash as provided for hereunder. All other Tax-Related Items related to the SSARs and any shares delivered in payment thereof are Employee’s sole responsibility. Employee will be responsible for any taxes relating to the SSARs and the exercise thereof not satisfied by means of such mandatory withholding.

(b) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the SSARs, and supersedes any prior agreements or documents with respect to the SSARs. No amendment or alteration of these Terms and Conditions which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of these Terms and Conditions which may materially and adversely affect the rights of Employee under the SSARs shall be valid unless expressed in a written instrument executed by Employee.

(c) No Promise of Employment. The SSARs and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation. Employee expressly recognizes that the Plan and the benefits Employee may derive from participation in the Plan do not establish any rights between Employee and the Employer or the Company, (b) the Plan and the benefits Employee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of Employee’s employment with the Employer. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding SSARs shall not be affected without Employee’s consent. The grant of SSARs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of SSARs or benefits in lieu of SSARs in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the form of award, the number of Shares covered by the award, the vesting provisions and the exercise or base price.

(d) Compliance with Age Discrimination Rules. If Employee is a local national of and employed in a country that is a member of the European Union, the grant of the SSARs and the terms and conditions governing the grant of the SSARs are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of the grant of the SSARs is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(e) English Language. Employee acknowledges and agrees that it is expressly intended that the Plan, the Agreement, these Terms and Conditions and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the SSARs, be in English. If Employee has received the Plan, the Agreement, these Terms and Conditions or any other documents related to the SSARs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(f) Addendum. Notwithstanding any provisions of these Terms and Conditions to the contrary, the SSARs shall be subject to any special terms and conditions for Employee’s country of residence (and country of employment, if different) set forth in an addendum to these Terms and Conditions (an “Addendum”). Further, if Employee transfers Employee’s residence and/or employment to another country reflected in an Addendum to these Terms and Conditions at the time of transfer, the special terms and conditions for such country will apply to Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the SSARs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Employee’s transfer). In all circumstances, any applicable Addendum shall constitute part of these Terms and Conditions.

(g) Additional Requirements. The Company reserves the right to impose other requirements on the SSARs, any Shares acquired pursuant to the SSARs, and Employee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(h) Private Placement. The grant of SSARs is not intended to be a public offering of securities in Employee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the SSARs is not subject to the supervision of the local securities authorities.

(i) Governing Law. The validity, construction, and effect of this Agreement shall be determined in accordance with the laws (including those governing contracts) of the State of New York, without giving effect to principles of conflicts of laws, and applicable U.S. federal law. The SSARs and the granting thereof are subject to the Company’s compliance with the applicable law of the jurisdiction of Employee’s employment.

(j) Notices. Any notice to be given the Company under these Terms and Conditions shall be addressed to the Company at 521 West 57th Street, New York, NY 10019, attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.

(k) Repatriation; Compliance with Laws. Employee agrees, as a condition of the grant of the SSARs, to repatriate all payments attributable to the SSARs and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents, and any proceeds derived from the sale of the Shares acquired pursuant to the SSARs) in accordance with all foreign exchange rules and regulations applicable to Employee. In addition, Employee also agrees to take any and all actions, and consents to any and all actions taken by the Company and the Employer, as may be required to allow the Company and the Employer to comply with all laws, rules and regulations applicable to Employee. Finally, Employee agrees to take any and all actions as may be required to comply with Employee’s personal legal and tax obligations under all laws, rules and regulations applicable to Employee.

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